UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                           June 3, 2005 (June 3, 2005)

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                Date of Report (Date of earliest event reported)

                                  Revlon, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                1-11178                    13-3662955
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       (State or Other        (Commission File No.)      (I.R.S. Employer
        Jurisdiction of                                   Identification
        Incorporation)                                       No.)

       237 Park Avenue
      New York, New York                               10017
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     (Address of Principal                            (Zip Code)
      Executive Offices)

                                 (212) 527-4000
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              (Registrant's telephone number, including area code)

                                      None
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.

     On June 3, 2005, Revlon, Inc. (the "Company") held its annual stockholders meeting (the "Annual Meeting") at the Company's corporate headquarters in New York City. At the meeting, shareholders elected the 10 directors named in the Company's proxy statement to serve until the next Annual Meeting and until such directors' successors are elected and shall have been qualified. The directors elected were: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Linda Gosden Robinson, Jack L. Stahl and Kenneth L. Wolfe. At the Annual Meeting, shareholders also ratified the selection of KPMG LLP as the Company's independent registered public accounting firm for 2005 and, as described in more detail below, approved the Revlon Executive Bonus Plan (the "Bonus Plan"). For purposes of the SEC's rules on events required to be reported on Form 8-K, the Bonus Plan is a cash bonus plan in which "named executive officers" of the Company are eligible to participate.

     Revlon Executive Bonus Plan
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     The Bonus Plan is an executive bonus plan that is intended to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"), and therefore must be approved by stockholders at least once every five years. "Named executive officers" for purposes of the Company's proxy statement are eligible to receive annual cash bonuses payable pursuant to the Bonus Plan, based upon the achievement of one or more pre-established, objective performance goals ("performance factors") established by a committee of the Board of Directors that administers the Bonus Plan (the "Committee"). Unless otherwise determined by the Company's Board of Directors, the Committee consists of the Compensation and Stock Plan Committee of the Board or a sub-committee of not less than two directors who are intended to be "outside directors" within the meaning of Section 162(m) and the regulations thereunder.

     On March 7, 2005, subject to stockholder approval of the Bonus Plan at the June 3, 2005 Annual Meeting (which approval has now been secured), the Committee determined that the performance factors for 2005 would be net sales, EBITDA before bonus and four additional performance-based objectives which require specific actions to strengthen the Company's balance sheet, organizational capability, the control environment, management succession and other actions to position the Company for growth (collectively, the "2005 Performance Factors"). The actual bonus amount payable to each named executive officer pursuant to the Bonus Plan, if any, will be based upon the percentage by which the established 2005 Performance Factors are met or exceeded.

     Annual Retainer Fee for Chairman of the Nominating and Corporate Governance
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Committee and the Compensation and Stock Plan Committee
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     At a meeting of the Company's Board of Directors following the Annual
Meeting, the Board re-constituted its Board committees. In recognition of additional responsibilities that have arisen as a result of the passage of the Sarbanes-Oxley Act of 2002 and revised Securities and Exchange Commission and New York Stock Exchange rules, and based upon the advice of independent compensation consultants, non-employee independent directors who serve as chairman of either the Nominating and Corporate Governance Committee or the Compensation and Stock Plan Committee will each receive an annual retainer fee of $10,000 per annum, in addition to any other retainer or meeting fees for Board or Committee members. Effective January 1, 2003, also in recognition of additional responsibilities resulting from the passage of the Sarbanes-Oxley Act of 2002 and revised Securities and Exchange Commission and New York Stock Exchange rules, the Board of Directors had provided for an annual retainer fee for each member of the Audit Committee of $10,000, in addition to the annual retainer fee for Board membership, and a per meeting fee of $1,500 for each meeting of the Audit Committee that they attend.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    REVLON, INC.


                                    By: /s/ Robert K. Kretzman
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                                    Robert K. Kretzman
                                    Executive Vice President, Chief Legal
                                    Officer, General Counsel and Secretary


Date: June 3, 2005

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